EXHIBIT 10.3
EXECUTION VERSION
GUARANTEE
     GUARANTEE, dated as of June 26, 2009 (this “Guarantee”), is by Apollo Investment Fund VI, L.P., Apollo Overseas Partners VI, L.P., Apollo Overseas Partners (Delaware) VI, L.P., Apollo Overseas Partners (Delaware892) VI, L.P. and Apollo Overseas Partners (Germany) VI, L.P. (together, the “Guarantors”, and each a “Guarantor”), in favor of Wright Express Corporation, a Delaware corporation (the “Company”).
     1. GUARANTEE. To induce the Company to enter into that certain Tax Receivable Prepayment Agreement, dated as of June 26, 2009 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), by and between the Company and Realogy Corporation, a Delaware corporation (“Realogy”), the Guarantors each guarantee to the Company on the terms and subject to the conditions hereinafter set forth the due and punctual payment by Realogy of any amounts due to the Company under clauses (a), (b), (c) and (d) of Section 7.1 of the Agreement, in accordance with the terms of the Agreement (the “Realogy Obligations”). Solely to the extent that the underlying Realogy Obligation in respect of which a claim is made hereunder arises under Section 7.1(c) of the Agreement and such underlying Realogy Obligation is invalidated in connection with the related challenge to the validity of the transactions contemplated by the Agreement, this guarantee shall be construed, without duplication, as an indemnity in respect of, and hold-harmless of the Company and its Affiliates (as defined in the Agreement) against, any Damages (as defined in the Agreement) rather than a guarantee to the extent necessary to preserve the Company’s ability to seek recovery from each Guarantor hereunder in respect of such underlying Realogy Obligation notwithstanding the invalidity of the underlying Realogy Obligation.
     2. CONDITIONS TO ENFORCEMENT RIGHT.
          (a) The Company may not seek to enforce this Guarantee and shall have no rights hereunder unless:
               (i) with respect to Realogy Obligations arising under Section 7.1 of the Agreement in respect of the matters described in clause (a) of that Section, the Company shall have obtained a trial court judgment against Realogy in respect of such claim on or before June 26, 2011 (or Realogy shall have admitted in writing its liability in respect of such claim, with the express written consent of each Guarantor, on or before June 26, 2011) and Realogy shall have failed for any reason to make payment in full of such judgment or settlement liability within ten (10) days after written demand by the Company to Realogy therefor (a copy of which written demand shall have been provided to each Guarantor, it being understood that no such notice shall be required if the giving of such notice is barred or stayed by law);

               (ii) with respect to Realogy Obligations arising under Section 7.1 of the Agreement in respect of the matters described in clause (b) of that Section, the Company shall have received a Final Determination establishing that the Company is liable for taxes resulting from any cancellation of indebtedness income recognized by the Company for federal, state or local income tax purposes as a result of the transactions contemplated by the Agreement on or before June 26, 2011 and Realogy shall have failed for any reason to meet its payment obligations under Section 7.1(b) of the Agreement within ten (10) days after written demand by the Company to Realogy therefor (a copy of which written demand shall have been provided to each Guarantor, it being understood that no such demand shall be required if the giving of such demand is barred or stayed by law);
               (iii) subject to clause (b) of this Section 2, with respect to Realogy Obligations arising under Section 7.1 of the Agreement in respect of the matters described in clause (c) of that Section, the Company shall have been named as a defendant in an action in respect of such claim on or before June 26, 2011 and shall have promptly (and in any event within ten (10) days of receiving notice thereof) given notice of such suit to Realogy in accordance with the Agreement and to each Guarantor at the same time (it being understood that no such notice shall be required if the giving of such notice is barred or stayed by law); and
               (iv) subject to clause (c) of this Section 2, with respect to Realogy Obligations arising under Section 7.1 of the Agreement in respect of the matters described in clause (d) of that Section, the Company shall have been named as a defendant in an action in respect of such claim on or before June 26, 2011 and shall have promptly (and in any event within ten (10) days of receiving notice thereof) given notice of such suit to Realogy in accordance with the Agreement and to each Guarantor at the same time (it being understood that no such notice shall be required if the giving of such notice is barred or stayed by law).
          (b) With respect to Realogy Obligations arising under Section 7.1 of the Agreement in respect of the matters described in clause (c) of that Section after the occurrence and during the continuance of a Bankruptcy Event (as defined below) with respect to Realogy, the date set forth in clause (a)(iii) of this Section 2 shall be extended until the latest date provided in section 546(a) of the Bankruptcy Code for the commencement of avoidance actions in or with respect to such Bankruptcy Event (including any extensions thereto or tolling thereof, other than extensions or tolling requested by or at the motion of the Company or any of its affiliates).
          (c) With respect to Realogy Obligations arising under Section 7.1 of the Agreement in respect of the matters described in clause (d) of that Section after the occurrence and during the continuance of a Bankruptcy Event (as defined below) with respect to Avis Budget Group, Inc. (“ABG”), the date set forth in clause (a)(iv) of this

Section 2 shall be extended until the latest date provided in section 546(a) and section 550(f) of the Bankruptcy Code for the commencement of avoidance actions in or with respect to such Bankruptcy Event (including any extensions thereto or tolling thereof, other than extensions or tolling requested by or at the motion of the Company or any of its affiliates).
          (d) The terms:
               (i) “Bankruptcy Event” as used herein means a voluntary or involuntary case under Title 11 of the United States Code (the “Bankruptcy Code”) filed on or before June 26, 2011 by or against Realogy or ABG; and
               (ii) “Final Determination” as used herein shall have the meaning ascribed to Determination in Section 1313(a) of the Internal Revenue Code of 1986, as amended, or similar provision of state, local or foreign law, as applicable, or any other event that finally and conclusively establishes the amount of any liability for tax.
          (e) Notwithstanding anything to the contrary in this Agreement, each Guarantor’s obligations with respect to Section 7.1 of the Agreement in respect of matters described in clause (d) of that Section shall terminate at such time as any Guarantor delivers to the Company written documentation demonstrating that Realogy has been rated BB (or any higher rating) by Standard & Poor’s Rating Services, a division of the McGraw Hill Companies, Inc.
     3. CAP ON OBLIGATIONS. Notwithstanding anything else in this Agreement to the contrary, the maximum obligations of the Guarantors collectively under this Guarantee shall not exceed $51,000,000.00, it being understood that the Company shall not be entitled to recover more than $51,000,000.00 in total under this Guarantee.
     4. CHANGES IN REALOGY OBLIGATIONS, CERTAIN WAIVERS. Each Guarantor agrees that the obligations of such Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by the following, all of which are waived: (a) except as provided in Section 2 of this Guarantee, the failure of the Company to assert any claim or demand or to enforce any right or remedy against Realogy or any other entity or person interested in the transactions contemplated by the Agreement; (b) any amendment or modification of any of the terms or provisions of the Agreement or any other agreement evidencing, securing or otherwise executed in connection with the Agreement, that does not affect the Realogy Obligations or the Guarantors’ liability with respect thereto; (c) any change in the corporate existence, structure or ownership of Realogy or any other entity or person interested in the transactions contemplated by the Agreement; (d) any insolvency, bankruptcy, reorganization or other similar proceeding (a “Bankruptcy”) affecting Realogy or any other entity or person interested in the transactions contemplated in the Agreement; (e) the existence of any claim, set-off or other rights which such Guarantor may have at any time against Realogy, whether in connection with the Realogy Obligations or otherwise;

(f) the adequacy of any other means the Company may have of obtaining payment or performance of the Realogy Obligations; (g) any Realogy Obligations being illegal, invalid or unenforceable for any non-contractual reason (other than fraud or willful misconduct by the Company or any of its subsidiaries), including, without limitation, by reason of any stay or claim arising or resulting from or asserted in a Bankruptcy of Realogy, or any avoidance of such Realogy Obligations in such a Bankruptcy, or any Realogy Obligations being limited, modified, voided, released or discharged as a result of any Bankruptcy; or (h) the failure to file any proof of claim relating to the Realogy Obligations in the event that Realogy becomes subject to a Bankruptcy. To the fullest extent permitted by law, each Guarantor hereby expressly waives any and all rights or defenses arising by reason of any law which would otherwise require any election of remedies by the Company. Except to the extent such waiver would be inconsistent with Section 2 of this Guarantee, each Guarantor waives promptness, diligence, notice of the acceptance of this Guarantee and of the Realogy Obligations, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of any obligations incurred and all other notices of any kind, any right to require the marshalling of assets of Realogy or any other entity or other person interested in the transactions contemplated by the Agreement, and all suretyship defenses generally (other than (x) fraud or willful misconduct by the Company or any of its subsidiaries or (y) defenses to the payment or performance of the Realogy Obligations that are available to Realogy under the Agreement (but not defenses that are of the kind described in clause 4(g) above), none of which is waived). Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by the Agreement and that the waivers set forth in this Guarantee are knowingly made in contemplation of such benefits. For the avoidance of doubt, each Guarantor expressly reserves the right to assert defenses which Realogy may have to payment or performance of any Realogy Obligations other than defenses arising from the bankruptcy or insolvency of Realogy and those expressly waived in this Guarantee (including, without limitation, in clause 4(g) above).
     5. NO WAIVER; CUMULATIVE RIGHTS. No failure on the part of the Company to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Company of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power hereunder. Each and every right, remedy and power hereby granted to the Company or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Company at any time or from time to time.
     6. REPRESENTATIONS AND WARRANTIES. Each Guarantor hereby represents and warrants:
          (a) the execution, delivery and performance of this Guarantee have been duly authorized by all necessary action and do not contravene any provision of such Guarantor’s partnership agreement, operating agreement or similar organizational documents or any law, regulation, rule, decree, order, judgment or contractual restriction binding on such Guarantor or its assets;

          (b) all consents, approvals, authorizations and permits of, filings with and notifications to, any governmental authority necessary for the due execution, delivery and performance of this Guarantee by such Guarantor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental authority or regulatory body is required in connection with the execution, delivery or performance of this Guarantee;
          (c) this Guarantee constitutes a valid and legally binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and (ii) general equitable principles (whether considered in a proceeding in equity or at law).
     7. GUARANTOR FINANCIAL CAPACITY.
          (a) Each Guarantor (i) represents that, taken together, the Guarantors have the financial capacity to pay and perform their obligations under this Guarantee and that all funds necessary for the Guarantors collectively to fulfill their obligations under this Guarantee shall be available to the Guarantors collectively for so long as this Guarantee shall remain in effect, and (ii) agrees that (A) collectively, the Guarantors have and will maintain, directly or indirectly, unencumbered cash, other liquid assets or prompt (which in no event shall be more than ten business days) access to liquidity in an aggregate amount not less than the amount of the Guarantors’ obligations hereunder (subject to the applicable cap in Section 3), unless the Guarantors, not fewer than fifteen business days prior to the first date on which the Guarantors fail to maintain, directly or indirectly, such amount of unencumbered cash, other liquid assets or prompt (which in no event shall be more than ten business days) access to liquidity, post a letter of credit (or make alternative financial arrangements) in form reasonably acceptable to the Company securing the payment of such obligations, and (B) if at any time the preceding clause (A) is not satisfied, if a claim is made under the Guarantee, the Guarantors will promptly call capital from their investors in accordance with the terms of their applicable partnership agreements to the extent that, between them, the Guarantors do not have sufficient unencumbered cash, other liquid assets or prompt (which in no event shall be more than ten business days) access to liquidity (or have posted a letter of credit or made other financial arrangements referred to in the preceding clause (A)) to cover the amount claimed (subject to the applicable cap in Section 3), and will exercise available remedies available under the applicable partnership agreements as necessary to obtain such capital.
          (b) While the Guarantee remains in effect, if a Guarantor terminates before October 25, 2015, such Guarantor shall first post a letter of credit in form acceptable to the Company securing, or otherwise make reasonable provision for, in form acceptable to the Company, payment of its obligations (subject to the applicable cap in Section 3) unless the remaining Guarantors are in compliance with Section 7(a) above.
     8. SPECIAL PROVISION FOR DEFENSE. Each Guarantor agrees that if under Section 7.3 of the Agreement Realogy is obligated to assume, or pay or reimburse the cost of, the defense of a claim and fails to do so, and such claim is one which if determined adversely to Realogy or the Company, as applicable, would give rise to a claim against the Guarantor hereunder, (subject to the applicable cap in Section 3) such Guarantor will pay or cause to be paid the payment obligations of Realogy in respect of such defense.
     9. JOINT AND SEVERAL LIABILITY. The Guarantors’ obligations to the Company under this Guarantee are joint and several; provided, however, that the Company shall give all of the Guarantors at least ten (10) days notice of the amount claimed under this Guarantee before seeking to enforce its rights under this Guarantee against fewer than all of the Guarantors (it being understood that no such notice shall be required if the giving of such notice is barred or stayed by law).
     10. ASSIGNMENT AND DELEGATION. Neither the Guarantors nor the Company may assign any of their rights hereunder to any other person.
     11. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) four (4) business days (as defined in the Agreement) after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one (1) business day after being sent for next business day delivery, fees prepaid, via a reputable nationwide overnight courier service, or (iii) on the date of confirmation of receipt (or, the first (1st) business day following such receipt if the date of such receipt is not a business day) of transmission by facsimile, in each case to the intended recipient as set forth below. All notices to a Guarantor hereunder shall be delivered as set forth below:
As applicable, Apollo Investment Fund VI, L.P., Apollo
Overseas Partners VI, L.P., Apollo Overseas Partners
(Delaware) VI, L.P., Apollo Overseas Partners
(Delaware 892) VI, L.P. or Apollo Overseas Partners
(Germany) VI, L.P.
c/o Apollo Capital Management VI, LLC
9 West 57th Street
New York, New York 10019
Attn: John Suydam
Fax: +1 212 515 3251
or to such other address or facsimile number as such Guarantor shall have notified the Company in a written notice delivered to the Company in accordance with the Agreement. All notices to the Company hereunder shall be delivered as set forth in the Agreement.
     12. GOVERNING LAW. This Guarantee shall be governed and construed in accordance with the laws of the State of New York applicable to contracts executed in and to be performed in that State. All actions arising out of or relating to this Guarantee shall be heard and determined exclusively in the state or federal courts of the United States of America located in New York, New York. The parties hereto hereby

(a) submit to the exclusive jurisdiction of the state or federal courts of the United States of America located in New York, New York for the purpose of any action arising out of or relating to this Guarantee brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named court, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Guarantee or the transactions contemplated hereby may not be enforced in or by the above-named court.
     13. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTEE OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.
     14. COUNTERPARTS. This Guarantee may be executed and delivered (including by facsimile and other electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.
SIGNATURE PAGE FOLLOWS

     IN WITNESS WHEREOF, the Guarantors and the Company have caused this Guarantee to be executed and delivered as of the date first written above by its officer thereunto duly authorized.

APOLLO INVESTMENT FUND VI, L.P.
By:	Apollo Advisors VI, L.P.,
its general partner

By:	Apollo Capital Management VI, LLC,
its general partner

By:	/s/ John J. Suydam
	Name:	John J. Suydam
	Title:	Vice President

APOLLO OVERSEAS PARTNERS (DELAWARE) VI, L.P.
By:	Apollo Advisors VI, L.P.,
its general partner

By:	Apollo Capital Management VI, LLC,
its general partner

By:	/s/ John J. Suydam
	Name:	John J. Suydam
	Title:	Vice President

APOLLO OVERSEAS PARTNERS (DELAWARE 892) VI, L.P.
By:	Apollo Advisors VI, L.P.,
its general partner

By:	Apollo Capital Management VI, LLC,
its general partner

By:	/s/ John J. Suydam
	Name:	John J. Suydam
	Title:	Vice President

APOLLO OVERSEAS PARTNERS VI, L.P.
By:	Apollo Advisors VI, L.P.,
its managing general partner

By:	Apollo Capital Management VI, LLC,
its managing partner

By:	/s/ John J. Suydam
	Name:	John J. Suydam
	Title:	Vice President

APOLLO OVERSEAS PARTNERS (GERMANY) VI, L.P.
By:	Apollo Advisors VI, L.P.,
its managing general partner

By:	Apollo Capital Management VI, LLC,
its managing partner

By:	/s/ John J. Suydam
	Name:	John J. Suydam
	Title:	Vice President

Accepted and Agreed to:

WRIGHT EXPRESS CORPORATION
By:	/s/ Melissa D. Smith
Name: Melissa D. Smith
Title: CFO